Pledge and Security Agreement
Global Water Resources, Inc.
This Pledge and Security Agreement (this “Agreement”) dated as of January 3, 2024, by and among Global Water Resources, Inc., a Delaware corporation, whose address for notice is 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027 (“Pledgor”), is in favor of U.S. Bank Trust Company, National Association, a national banking association (as successor in interest to U.S. Bank National Association), whose address for notice is 101 North First Avenue, Suite 1600, Phoenix, Arizona 85003, Attention: M. Ambriz-Reyes (Global Water Resources, Inc.), in its capacity as collateral agent for the benefit of the Secured Parties (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) pursuant to that certain Third Amended and Restated Collateral Agency Agreement dated as of October 26, 2023 (as amended, restated, amended and restated, supplemented, joined, or otherwise modified from time to time, the “Collateral Agency Agreement”), between the Collateral Agent, the Secured Parties (as defined in the Collateral Agency Agreement), the Pledgor, and the other parties thereto.
Preliminary Statement
Whereas, the Pledgor and the Purchasers are parties to that certain Note Purchase Agreement, dated as of October 26, 2023 (as the same may be supplemented, amended, restated or otherwise modified from time to time, the “Note Agreement”), pursuant to which the Purchasers have committed to purchase Notes from the Pledgor in the amount of $20,000,000, consisting of $20,000,000 aggregate principal amount of 6.91% Senior Secured Notes due January 3, 2034 (the “Notes”); and
Whereas, pursuant to those certain Guaranty Agreements (collectively, the “Guaranty Agreements”) each dated as of January 3, 2024, Global Water LLC, a Delaware limited liability company, West Maricopa Combine, LLC, an Arizona limited liability company and Global Water Holdings, Inc., an Arizona corporation, have guaranteed the obligations of the Pledgor under the Note Agreement and Notes; and
Whereas, the Pledgor is the owner and holder of the shares of stock, limited liability company interests or other Equity Interests (as defined below) of the Persons described in Schedule I attached hereto (the “Pledged Companies”); and
Whereas, it is a condition precedent to the obligations of the Purchasers to purchase the Notes under the Note Agreement that the Pledgor shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties; and
Whereas, the Pledgor desires to execute this Agreement in order to satisfy such condition precedent and to secure its obligations under the Note Agreement.

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Now Therefore, in consideration of the premises and in order to induce the Purchasers to purchase the Notes, each of the Pledgor and the Collateral Agent hereby agrees as follows:
Section 1.    Defined Terms.
    (a)    Each capitalized term used herein (including in the introductory paragraph and recitals hereof) and not defined herein shall have the meaning assigned to such term in the Note Agreement.
    (b)    “ACC Regulations” means the applicable regulations, orders and requirements of the Arizona Corporation Commission and applicable statutes administered by the Arizona Corporation Commission.
    (c)    “Applicable Law” means all applicable laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators.
    (d)    “Equity Interests” means with respect to any Person, all the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
    (e)    “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims (including claims under Environmental Laws), actions, judgments, suits, costs (including the reasonable costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct or indirect and whether based on any Applicable Laws, including Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee (regardless of whether any Indemnitee is a party thereof), in any manner relating to or arising out of (i) this Agreement or the other Note Documents or the transactions contemplated hereby or thereby (including the use or intended use of the proceeds of the Notes, or any enforcement of any of the Note Documents (including any sale of, collection from, or other realization upon any of the Collateral)); or (ii) any claim under Environmental Laws or any

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Hazardous Materials liability relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Pledgor or any of its Subsidiaries.
    (f)    “Pledged Company” has the meaning set forth in the recitals.
    (g)    “Specified Account” means the segregated account of the Pledgor, maintained with The Northern Trust Company, with the last four digits of such account number being 2231, established to receive payments of dividends and distributions on Equity Interests owned by the Pledgor, and any and all replacements or substitutions for such account established by the Pledgor, whether in the form of a deposit account or securities account. For the avoidance of doubt, a “Specified Account” shall not include any “collection account”, deposit account, securities account or any other account in which the revenues of the regulated utilities are remitted or consolidated.
    (h)    The term “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted pursuant to Section 2 hereof, as well as all other security interests created or assigned as additional security for the Secured Obligations (as defined below in Section 2(c)) pursuant to the provisions of this Agreement, in any Collateral is governed by the UCC as in effect in any other jurisdiction other than the State of New York, “UCC” means the UCC as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
Section 2.    Pledge and Grant of Security Interest.
    (a)    To secure the Secured Obligations (as defined in Section 2(c) below) Pledgor grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in, and acknowledges and agrees that the Collateral Agent has and shall continue to have a continuing lien on and security interest in, all right, title and interest of the Pledgor, whether now owned or existing or hereafter created, acquired or arising, and regardless of where located, in and to all of the following, (all of the same, collectively, the “Collateral”):
    (i)    all Equity Interests, including all shares, ownership, economic and management interests, and/or partnership interests in any Person owned or held by Pledgor (ii) any and all payments and distributions of whatever kind or character, whether in cash or other property, at any time made, owing or payable to Pledgor in respect of or on account of its present or hereafter acquired Equity Interests, whether due or to become due and whether representing profits, distributions pursuant to complete or partial liquidation or dissolution of the issuer of such Equity Interests, distributions representing the complete or partial redemption of Pledgor’s Equity Interests in any Person or the complete or partial withdrawal of Pledgor from any Person, repayment of capital contributions made to or with respect to any Person in respect of Equity Interests in such Person held by Pledgor and the right to receive, receipt for, use, and enjoy all such payments and distributions, and (iii) all other rights and privileges incident to Pledgor’s

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interest in such Equity Interests, provided, that prior to the occurrence of an Event of Default, the Pledgor shall retain certain rights as described in Section 7 below;
    (ii)    the Specified Account;
    (iii)    all interest, dividends, cash, instruments, investment property, general intangibles and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing;
    (iv)    supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes, electronic archives, clouds and related electronic data processing media, and all rights of the Pledgor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes, and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained; and
    (v)    to the extent not covered by clauses (i) through (iii) above, all “proceeds” (as defined in UCC) of any or all of the foregoing.
    (b)    The Collateral Agent shall have with respect to the Collateral, in addition to the rights and remedies set forth herein, in the Notes, the Note Agreement, the Guaranty Agreements and in the other Note Documents, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.
    (c)    The lien and security interest herein granted and provided for is made and given to secure, and shall secure, the payment and performance of (i) any and all indebtedness, obligations, and liabilities of whatsoever kind and nature of the Pledgor to the Collateral Agent and the other Secured Parties under the Notes, the Note Agreement, the Guaranty Agreements and the other Note Documents (whether arising before or after the filing of a petition in bankruptcy), whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held, evidenced, or acquired, and whether several, joint, or joint and several and (ii) any and all expenses and charges, legal or otherwise, suffered or incurred by any of the Secured Parties in collecting or enforcing any of such indebtedness, obligations, or liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the foregoing being hereinafter referred to as the “Secured Obligations”).
    (d)    For the avoidance of doubt and notwithstanding anything herein, or in the Note Agreement, the Guaranty Agreements, the Notes or any other Note Documents, to the contrary, (i) no Subsidiary of the Pledgor that is a regulated utility is a borrower or guarantor under any Note Document, nor is any such Subsidiary pledging any of its property or assets as collateral for the Secured Obligations, and (ii) no regulated utility may declare distributions or dividends to its equity holders, except in accordance with applicable law (including ACC Regulations), and subject to each regulated utility’s obligations to maintain revenues and funds sufficient to fund

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direct and indirect operating and maintenance expenses (including general and administrative expenses and further including all reasonable and necessary costs, fees and expenses for operation and maintenance of the system utilities), fees and expenses.
Section 3.    Delivery of Certificates or Instruments.
All certificates or instruments representing or evidencing the Collateral, if any, shall be delivered to and held by or on behalf of the Collateral Agent, for the benefit of the Secured Parties pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form reasonably satisfactory to the Collateral Agent and in form and substance reasonably satisfactory to the Required Holders. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right, at any time in its sole discretion and without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 7(a) hereof and further subject to compliance with the ACC Regulations. In addition, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.
Section 4.    Specified Account Collateral.
(a)    The Pledgor has established the Specified Account as a deposit account (within the meaning of Section 9-102 of the UCC), with The Northern Trust Company. Pledgor shall promptly notify the Collateral Agent of any other Specified Account opened or maintained by the Pledgor after the date hereof. To the extent requested by the Collateral Agent following the occurrence and continuation of any Default or the occurrence of any Event of Default under any Note Document, Pledgor shall, and shall cause the applicable depository or other institution to, execute and deliver to the Collateral Agent an account control agreement in form reasonably satisfactory to the Collateral Agent and in form and substance reasonably satisfactory to the Required Holders which provides, among other things, for the depository or other institution’s agreement that it will comply with: (i) instructions originated by the Collateral Agent directing the disposition of the funds in each such Specified Account that is a deposit account or (ii) entitlement orders originated by the Collateral Agent with respect to each such Specified Account that is a securities account, in each case, without further consent by such Pledgor. Notwithstanding the foregoing, any account control agreement which requires the Collateral Agent in its individual capacity to indemnify the depository or other institution other than out of the Collateral shall not be deemed to be reasonably satisfactory to the Collateral Agent.
(b)    Subject to Section 2(d) hereof, Pledgor covenants and agrees that upon declaration and payment of any dividend or distribution by any Subsidiary, it will cause such dividend or distribution to be paid and segregated into the Specified Account. Prior to the occurrence and continuance of an Event of Default, amounts so deposited in the Specified Account may be withdrawn and used for corporate purposes, including investments in or loans to Subsidiaries permitted under the Note Agreement.

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Section 5.    Representations, Warranties and Certain Covenants.
The Pledgor represents, warrants and covenants as follows:
    (a)    The Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable. With respect to any Equity Interests constituting interests in limited liability companies, none of such Equity Interests constitute or are evidenced by “certificated securities”, unless such certificates have been delivered to the Collateral Agent.
    (b)    The Pledgor is the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance except for the Lien created by this Agreement, Liens securing the Secured Obligations (as defined in the Collateral Agency Agreement), and other Liens permitted by the Note Agreement. There is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which the Pledgor would be required to sell or otherwise dispose of any Equity Interest.
    (c)    Except for the delivery of certificates or instruments representing the Collateral (if any) to the Collateral Agent pursuant to this Agreement, and the filing of an appropriate financing statement with the Delaware Secretary of State, and any control agreement contemplated by Section 4(a) above, no other action is required to create or maintain the Lien of the Collateral Agent as a valid and perfected first priority Lien in the Collateral (subject to the Collateral Agency Agreement), to secure the Secured Obligations.
    (d)    No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body (except as set forth in paragraph (c) above) is required either (i) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Collateral Agent of its rights and the rights of the Secured Parties provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally and except for compliance with applicable requirements of the ACC regulations as set forth in Section 7(b) and Section 8 hereof).
    (e)    The execution, delivery and performance of this Agreement does not and will not (i) violate any provision of any law, rule, regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to the Pledgor, (ii) result in breach of, or constitute a default under, any indenture, credit or loan or note agreement or any other agreement, lease or instrument to which the Pledgor presently is a party or by which it or its properties may be bound or affected or (iii) result in or require (other than pursuant to this Agreement) the creation or imposition of, any mortgage, deed of trust, pledge, lien, security interest or other share or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Pledgor. The Pledgor is not in violation of or in default under any such law, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any material provision of any such indenture, agreement, lease or instrument.

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    (f)    Schedule I correctly sets forth the name and notice address of the issuer and the number of shares (or percentage of Equity Interests) of each Equity Interest owned by Pledgor.
    (g)    Except for any such agreements in favor of the Collateral Agent for the benefit of the Secured Parties and the other parties to the Collateral Agency Agreement, Pledgor shall not enter into any agreement providing any Person with “control” (within the meaning of Sections 9-104 or 9-106 of the applicable UCC) of any Specified Account.
    (h)     Pledgor is a corporation duly formed under the laws of Delaware and is validly existing and in good standing under the laws of such jurisdiction and the State of Arizona. Pledgor has its chief executive office in the State of Arizona. Pledgor agrees to give the Collateral Agent at least thirty (30) days’ prior written notice before changing the state in which its chief executive office is located or the state in which it is organized, and prior to the effectiveness of any such change shall take all steps necessary to maintain the security interest provided for herein as a first-priority, perfected security interest, including the filing of additional UCC financing statements or amendments as may be necessary or as requested by the Collateral Agent.
    (i)    The Pledgor shall not: (i) sell, assign (by agreement, operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien or security interest upon or with respect to any of the Collateral, except for the Lien created by this Agreement and any other Lien permitted by the Note Purchase Agreement in favor of the Collateral Agent for the benefit of the Secured Parties and the other parties to the Collateral Agency Agreement.
    (j)    The Pledgor agrees that it will not permit or cause to be issued any Equity Interests (i) in substitution for the existing Equity Interests (except in connection with the Subsidiary Reorganization) and (ii) in addition to the existing Equity Interests, except following notice to the Collateral Agent and provided that immediately upon its acquisition (directly or indirectly) of any such substitute or additional shares of stock or other securities, certificates or instruments (including in connection with the Subsidiary Reorganization), Pledgor will execute such documentation as is necessary to pledge or evidence the pledge or as may be requested by Collateral Agent or the Required Holders pledging, and evidencing the pledge hereunder of, such Equity Interests.
    (k)    The Pledgor shall, at its cost and expense, protect and defend this Agreement, all of the rights of the Collateral Agent hereunder, and the Collateral against all claims and demands of other parties (excluding the other parties to the Collateral Agency Agreement). Pledgor shall pay all claims and charges that in the reasonable opinion of the Collateral Agent or the Required Holders might prejudice, imperil or otherwise affect the Collateral or the security interest therein. Pledgor shall promptly notify the Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

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Section 6.    Further Assurances.
The Pledgor hereby authorizes the Collateral Agent to file any and all financing statements covering the Collateral or any part thereof as the Collateral Agent may require. The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Collateral Agent or the Required Holders may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Pledgor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent or the Required Holders may reasonably request, all in reasonable detail as the Collateral Agent or the Required Holders may reasonably request. The Pledgor agrees, and agrees to cause each issuer of Equity Interests included in the Collateral, to mark its books and records to reflect the lien and security interest of the Collateral Agent in the Collateral.
Section 7.    Voting Rights and Dividends.
    (a)    So long as no Event of Default shall have occurred and be continuing:
    (i)    The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Notes, the Note Agreement, the Guaranty Agreements or the other Note Documents.
    (ii)    The Pledgor shall be entitled to receive and retain any and all dividends or distributions paid in respect of the Collateral; provided, however, except as expressly permitted by the Note Agreement, that any and all (A) dividends or distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to the Collateral Agent to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).
    (iii)    The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

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    (b)    Subject in each case, to any applicable requirements of the ACC Regulations, upon the occurrence and during the continuation of an Event of Default:
    (i)    All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall automatically cease, and the Collateral Agent shall thereupon have the sole right to exercise such voting and other consensual rights.
    (ii)    All rights of the Pledgor to receive the distributions and dividends which it would otherwise be entitled to receive and retain pursuant to Section 7(a)(ii) shall automatically cease, and the Collateral Agent shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and interest.
    (iii)    All distributions and dividends which are received by the Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of the Collateral Agent on behalf of the Secured Parties, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent on behalf of the Secured Parties as Collateral in the same form as so received (with any necessary endorsement).
Section 8.    Remedies.
Subject in each case, to any applicable requirements of the ACC Regulations:
    (a)    The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and the Collateral Agent may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that at least ten (10) days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
    (b)    Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by the Collateral Agent against the Secured Obligations in such order as the Collateral Agent may elect, subject to the requirements of the Note Agreement and the Collateral Agency Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all of the Secured

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Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.
    (c)    All rights and remedies of the Collateral Agent expressed herein are in addition to all other rights and remedies possessed by the Collateral Agent or the holders of the Notes in the Notes, the Note Agreement, the Guaranty Agreements, Note Documents and any other agreement or instrument relating to the Secured Obligations.
    (d)    In connection with a public or private sale of the Collateral or any part thereof, the Collateral Agent may disclose to prospective purchasers any and all non-public information available to the Collateral Agent which pertains to (i) the issuer of the Collateral, or (ii) the Pledgor, provided in the case of the Pledgor, such non-public information is material to said issuer, its financial condition or the Collateral.
    (e)    Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, the Collateral Agent shall have the right, in addition to all other rights provided herein or by law, to direct the disposition of the funds in any Specified Account that is a deposit account or (ii) entitlement orders originated by the secured party with respect to each such Specified Account that is a securities account, in each case, without further consent by such Pledgor.
(d)    If the Collateral Agent exercises its right to take possession of the Collateral, the Pledgor shall also at its expense perform any and all other steps requested by the Collateral Agent or the Required Holders to preserve and protect the security interest hereby granted in the Collateral, such as maintaining Collateral records and filing UCC financing and continuation statements.
Section 9.    Waivers; Private Sales.
(a)    Pledgor waives any right to require the Collateral Agent or the Required Holders to (i) proceed against any Person, including any other guarantor or pledgor, (ii) proceed against or exhaust any Collateral, or (iii) pursue any other remedy in Collateral Agent’s or the Required Holders’ power; and waives any defense arising by reason of any disability of Pledgor or any other Person. Until the Secured Obligations have been paid in full, Pledgor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Agreement, and Pledgor waives any right to enforce any remedy which the Collateral Agent now has or may hereafter have against Pledgor or against any other Person, and waive any benefit of, and any right to participate in, any security now or hereafter held by the Collateral Agent. Pledgor authorizes the Collateral Agent, without notice or demand and without affecting Pledgor’s liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Secured Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) receive and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive, release, fail to

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perfect, sell, or otherwise dispose of the Collateral herein described or any part thereof or any such other security; and (c) release or substitute the Pledgor, or any of the endorsers or guarantors of such Secured Obligations or any part thereof, or any other parties thereto.
(b)    The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Collateral by reason of the ACC Regulations and/or certain prohibitions contained in the laws of any jurisdiction outside the United States or in the 1933 Act and applicable state securities laws, but may instead be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof, or otherwise in accordance with the ACC Regulations. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by applicable law, be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the 1933 Act or under any applicable state securities laws, even if the issuer would agree to do so. If the Collateral Agent is able to lawfully effect a public sale without registration of the Collateral under the laws of any jurisdiction outside the United States, under the 1933 Act or under any applicable state securities laws, then, subject to any applicable ACC Regulations, the Collateral Agent may, but shall not be required to, conduct a public sale of the Collateral, rather than a private sale, if the Collateral Agent reasonably believes that it would realize a higher sales price in a public sale.
Section 10.    The Collateral Agent’s Duties.
(a)    The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and collateral held for others in its capacity as a collateral agent, it being understood that the Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.
(b)    Upon the appointment of a replacement collateral agent pursuant to the Collateral Agency Agreement, the Collateral Agent may transfer all of its interest and liens in or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and

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powers of the Collateral Agent hereunder with respect to such collateral so transferred; but with respect to any of its interest and liens in Collateral not so transferred, the Collateral Agent shall retain all rights and powers hereby given.
Section 11.    Other Rights.
(a)    The rights, powers and remedies given to the Collateral Agent by this Agreement shall be in addition to all rights, powers and remedies given to the Collateral Agent by virtue of any statute or rule of law. Any forbearance or failure or delay by the Collateral Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Collateral Agent shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by the Collateral Agent. The rights and remedies of the Collateral Agent under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or any holder of Notes may have.
(b)    This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Pledgor in any way related to the Collateral, and the Collateral Agent shall have no duty or obligation to discharge any such duty or obligation. The Collateral Agent shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral or initiating any action to protect the Collateral against the possibility of a decline in market value. Neither the Collateral Agent nor any party acting as attorney for the Collateral Agent shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than its gross negligence or willful misconduct or negligence in the handling of funds.
(c)    In addition to any other powers of attorney contained herein, the Pledgor hereby appoints the Collateral Agent, its nominee, and any other person whom the Collateral Agent may designate, as the Pledgor’s attorney-in-fact, with full power and authority to sign the Pledgor’s name on verifications of Collateral; to send requests for verification of Collateral to obligors; to endorse the Pledgor’s name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Collateral Agent’s possession or on any assignments, stock powers, or other instruments of transfer relating to the Collateral or any part thereof; to sign the Pledgor’s name on claims to enforce collection of any Collateral, on notices to and drafts against obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; upon the occurrence and during the continuance of an Event of Default to notify the post office authorities to change the address for delivery of the Pledgor’s mail to an address designated by the Collateral Agent; upon the occurrence and during the continuance of an Event of Default to receive, open and dispose of all mail addressed to the Pledgor; and to do all things necessary to carry out this Agreement. The Pledgor hereby ratifies and approves all acts of any such attorney and agrees that neither the Collateral Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct or negligence in the handling of funds. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Secured Obligations have been fully paid and satisfied and all agreements of

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any Secured Party to extend credit to or for the account of the Pledgor have expired or otherwise have been terminated.
Section 12.    Indemnity; Waiver.
    (a)    The Pledgor agrees to indemnify, pay and hold harmless, the Collateral Agent and each other Secured Party and any of their Related Parties (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, or contributory negligence of such Indemnitee; provided, the Pledgor shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (x) arise from the gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment, of that Indemnitee or (y) result from a claim brought by the Pledgor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Note Document, as determined by a court of competent jurisdiction by final and nonappealable judgment. To the extent that the undertakings to indemnify, pay and hold harmless set forth in this Section 12 may be unenforceable in whole or in part because they are violative of any law or public policy, the Pledgor shall contribute the maximum portion that it is permitted to pay and satisfy under Applicable Laws to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. All amounts due under this clause (a) shall be payable promptly after demand therefor. For purposes hereof, “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, trustees, officers, employees or other personnel, counsel, agents and advisors of such Person and of such Person’s Affiliates.
    (b)    To the extent not prohibited by applicable law, the Pledgor shall not assert, and the Pledgor hereby waives, any claim against the Collateral Agent and its respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Note Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Pledgor hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Note Documents or the transactions contemplated hereby or thereby. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Collateral Agent shall use reasonable best efforts

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which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 13.    Interpretation.
    (a)    In this Agreement, unless a clear contrary intention appears:
    (i)    the singular number includes the plural number and vice versa;
    (ii)    reference to any gender includes each other gender;
    (iii)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
    (iv)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;
    (v)    reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any notes includes any notes issued pursuant to any Loan Document in extension or renewal thereof and in substitution or replacement therefor;
    (vi)    unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;
    (vii)    the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;
    (viii)    with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding;”
    (ix)    reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and
    (x)    reference to Collateral Agent are to it in its capacity as Collateral Agent for the Secured Parties under and as defined in the Collateral Agency Agreement.
    (b)    The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

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    (c)    No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.
Section 14.    Amendments.
No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgor and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 15.    Notices.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy, facsimile or electronic mail if the sender on the same day sends a confirming copy of such notice by a nationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a nationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
    (i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B to the Note Agreement, or at such other address as such Purchaser or nominee shall have specified to the Pledgor in writing,
    (ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Pledgor in writing,
    (iii)    if to the Pledgor, to the Pledgor at the following address: 21410 North 19th Avenue, Suite 220, Phoenix, Arizona 95027 to the attention of: Michael J. Liebman, or at such other address as the Pledgor shall have specified to the Collateral Agent and each holder of a Note in writing; or
    (iv)    if to the Collateral Agent, at the following address: 101 North First Avenue, Suite 1600, Phoenix, Arizona 85003, Attention: M. Ambriz-Reyes (Global Water Resources, Inc.), E-mail: mary.abrizreyes@usbank.com, or at such other address as the Collateral Agent shall have specified to the Pledgor in writing.
Notices under this Section 15 will be deemed given only when actually received.
Section 16.    Separability.
Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have

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been stricken herefrom by the parties hereto, and the remainder of this Agreement will have the same force and effectiveness as if such stricken part or parts had never been included herein.
Section 17.    Execution in Counterparts.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.
Section 18.    Continuing Security Interest; Transfer of Notes.
This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of the Collateral Agent and the other Secured Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or a portion of its interests, rights and obligations under the Notes held by it in accordance with the terms of the Note Documents executed in connection with such Notes. Upon the payment in full of the Secured Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied against the Secured Obligations pursuant to the terms hereof.
Section 19.    Survival of Representations and Warranties.
All representations and warranties contained in this Agreement or made in writing by the Pledgor in connection herewith shall survive the execution and delivery of this Agreement and repayment of the Secured Obligations. Any investigation by the Collateral Agent or any other Secured Party shall not diminish in any respect whatsoever its rights to rely on such representations and warranties.
Section 20.    Governing Law.
This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof that would require or permit the application of the laws of another jurisdiction except to the extent that the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.
Section 21.    Consent to Jurisdiction and Waiver of Jury Trial.
    (a)    The Pledgor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York,

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over any suit, action or proceeding arising out of or relating to this Agreement, the Note Agreement, the Guaranty Agreement or the Notes. To the fullest extent permitted by applicable law, the Pledgor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
    (b)    The Pledgor consents to process being served by or on behalf of the Collateral Agent or any holder of Notes in any suit, action or proceeding of the nature referred to in Section 21(a) by hand delivery, reputable overnight commercial delivery service or by mailing a copy thereof by registered or certified or express mail (or any substantially similar form of mail), postage prepaid, return receipt requested, in each case to it at its address specified in Section 15 or at such other address of which the Collateral Agent or such holder shall then have been notified pursuant to said Section. The Pledgor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
    (c)    Nothing in this Section 21 shall affect the right of the Collateral Agent or any holder of a Note to serve process in any manner permitted by law, or limit any right that the Collateral Agent or the holders of any of the Notes may have to bring proceedings against the Pledgor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
    (d)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes, the Note Purchase Agreement, the Guaranty Agreements or any other document executed in connection herewith or therewith.
Section 22.    Notice of Final Agreement.
This Security Agreement and any other documents executed in connection herewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
Section 23.    LLC Interests.
The Pledgor will not:
    (a)    permit any Pledged Company that is a limited liability company to issue any certificate or other instrument to evidence the Pledgor’s limited liability company interests in such Pledged Company;

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    (b)    permit any of the limited liability company interests in any such Pledged Company to be dealt in or traded on any securities exchange or in securities markets; and
    (c)    allow the operating agreement of any such Pledged Company to provide that any limited liability company interest in any such Pledged Company shall be a security governed by Article 8 of the Uniform Commercial Code.

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In Witness Whereof, the Pledgor has executed and delivered this Agreement effective as of the date first above written.
Pledgor:
    Global Water Resources, Inc.
By:     /s/ Michael J. Liebman
    Name: Michael J. Liebman
    Title: Senior Vice President, Chief Financial Officer and Secretary
Collateral Agent:
U.S. Bank Trust Company, National Association, not in its individual capacity, but solely as Collateral Agent
By:     /s/ Mary Ambriz-Reyes
    Name: Mary Ambriz-Reyes
    Title: Vice President

Exhibit I
Pledged Equity Interests

Issuer	Class of Shares / membership Interests	No. of Shares	Percentage of Outstanding Shares / Membership Interests
Global Water, LLC	Common	N/A	100%